Exhibit 99.1

300 Throckmorton Street
Fort Worth, TX 76102

KMG Reports Fourth Quarter and Full Year 2016 Financial Results

FORT WORTH, Texas—(BUSINESS WIRE)—October 13, 2016—KMG (NYSE: KMG), a global provider of specialty chemicals, today announced financial results for the fourth fiscal quarter and fiscal year ended July 31, 2016.

2016 Fourth Quarter Financial Highlights

•	GAAP diluted earnings per share of $0.31 increased 11% from $0.28 per share in the fourth quarter of fiscal 2015.
•	Adjusted diluted earnings per share[1] was $0.38 vs. $0.32 per share reported in the fourth quarter of last year.
•	GAAP net income was $3.7 million compared to $3.3 million in the prior year period.
•	Adjusted EBITDA[2] of $11.7 million increased 16% from $10.1 million in the fourth quarter of fiscal 2015.

2016 Fiscal Year Financial Highlights

•	GAAP diluted earnings per share was $1.57 vs. $1.03 in fiscal 2015.
•	Adjusted diluted earnings per share[3] was $1.61 vs. $1.21 per share in the prior year.
•	GAAP net income of $18.7 million increased 54% from the prior year.
•	Adjusted EBITDA[4] of $45.4 million increased 22% from $37.1 million last year.
•

Long-term debt balance at year-end was $35.8 million, compared to $53 million at the close of fiscal 2015. During fiscal 2016, the company reduced debt by $20 million and borrowed $2.8 million to acquire Nagase FineChem (NFC).

Chris Fraser, KMG chairman and chief executive officer, said, “Fiscal 2016 was a very successful year for KMG. We took significant steps toward building an even stronger company by achieving sustainable efficiency improvements and advancing our growth strategy in Asia with the acquisition of NFC. We generated 54% growth in net income to a record $18.7 million and 22% growth in adjusted EBITDA to a record $45.4 million. Additionally, operating cash flow more than doubled to $41 million, representing an all-time high for KMG.

“Despite a decline in global silicon wafer shipments, fiscal 2016 sales in our electronic chemicals segment grew modestly from the prior year, excluding a $6 million foreign currency translation impact from the strengthening of the U.S. dollar. Segment operating income increased nearly 50% for the year to a record $32.1 million, driven by higher product sales and our expanded global presence. We also benefited from continuing manufacturing efficiency and lower distribution costs.

[1] Non-U.S. GAAP measure. See Table 2 for reconciliation.
[2]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.
[3]	Non-U.S. GAAP measure. See Table 2 for reconciliation.
[4]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

“Our other chemicals segment delivered strong fiscal 2016 results as well, reporting a 45% year-over-year improvement in operating income, aided by a positive contribution from the industrial lubricants business and improved costs.”

Mr. Fraser continued, “I’m pleased with our 21% year-over-year growth in fourth quarter operating income to $7.1 million, which was fueled in part by continued efficiency enhancements and lower distribution costs. However, our effective tax rate in the fourth quarter was impacted by certain discrete items that raised our tax rate in the period to 42.6%, limiting the growth in earnings per share in the quarter.”

Mr. Fraser concluded, “Currently we are experiencing a pickup in demand from several key semiconductor customers, reflecting improving global PC demand and continued strength in the Internet-of-Things and automotive end markets. For the fiscal 2017 year we project consolidated adjusted EBITDA of $47-49 million, driven by higher sales in both our Electronic Chemicals and Other Chemicals segments as well as our continued focus on enhancing efficiency.”

Consolidated results

Fourth quarter Dollars in thousands, except EPS	Fiscal 2016		Fiscal 2015
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[5]	(GAAP)	(non-GAAP)[6]
Net sales	$75,301	$75,301	$75,993	$75,993
Operating income	7,085	7,849	5,842	6,506
Operating margin	9.4%	10.4%	7.7%	8.6%
Net income	3,743	4,483	3,328	3,759
Diluted earnings per share	$0.31	$0.38	$0.28	$0.32

Full Year Dollars in thousands, except EPS	Fiscal 2016		Fiscal 2015
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[7]	(GAAP)	(non-GAAP)[8]
Net sales	$297,978	$297,978	$320,498	$320,498
Operating income	27,571	31,218	16,589	24,023
Operating margin	9.3%	10.5%	5.2%	7.5%
Net income	18,675	19,219	12,138	14,241
Diluted earnings per share	$1.57	$1.61	$1.03	$1.21

[5]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[6]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[7]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[8]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Business segment results

Electronic Chemicals
Fourth Quarter	Fiscal 2016	Fiscal 2015
Dollars in thousands	As Reported	As Reported
	(GAAP)	(GAAP)
Net sales	$66,282	$66,302
Operating income	8,214	5,452
Operating margin	12.4%	8.2%

For the fourth fiscal quarter, the Electronic Chemicals segment reported:

•

Sales of $66.3 million, unchanged from fourth quarter of fiscal 2015. Foreign currency translation reduced sales by $450,000 as compared to the prior year period. Excluding the foreign currency impact, sales increased 0.7% due to higher revenue in Asia, partially offset by lower sales volume in North America.

•	Operating income of $8.2 million vs. $5.5 million in the same period of fiscal 2015. Operating income and margin improved primarily due to operating efficiencies and lower distribution costs.
•	Adjusted EBITDA[9] of $11.3 million, compared to $8.4 million last year.

Electronic Chemicals
Full Year	Fiscal 2016	Fiscal 2015
Dollars in thousands	As Reported	As Reported
	(GAAP)	(GAAP)
Net sales	$261,523	$265,608
Operating income	32,141	21,787
Operating margin	12.3%	8.2%

For the fiscal 2016 year, the Electronic Chemicals segment reported:

•

Sales of $261.5 million, down 1.5% from the prior year. The strong U.S. dollar reduced fiscal 2016 sales by $6 million as compared to the prior year. Excluding the impact of foreign currency, sales increased 1% from the prior year due primarily to product volume growth in North America and Asia, including the contribution from NFC.

•

[9]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

•	Operating income of $32.1 million, an increase of 48% over the prior year. Operating income margin improved due to operating efficiencies and lower distribution costs.
•	Adjusted EBITDA[10] of $43.9 million, compared to $34.0 million in the prior year.

Other Chemicals

As of May 1, 2015, the Other Chemicals segment includes the pentachlorophenol (“penta”) business and the industrial lubricants business.

Fourth Quarter
Dollars in thousands	Fiscal 2016	Fiscal 2015
	As Reported	As Reported	Adjusted
	(GAAP)	(GAAP)	(non-GAAP)
Net sales	9,019	$9,691	$9,691
Operating income	3,210	2,279	2,342
Operating margin	35.6%	23.5%	24.2%

For the fourth fiscal quarter, the Other Chemicals segment reported:

•	Sales of $9.0 million versus $9.7 million in the same period a year ago, reflecting lower sales of both penta and industrial lubricants.
•	Operating income of $3.2 million, or 35.6% of sales, compared to $2.3 million, or 23.5% of sales, last year. The increase in operating income and margin was due to improved costs.
•	Adjusted EBITDA[11] of $3.4 million, up from $2.7 million last year.

Full Year
Dollars in thousands	Fiscal 2016	Fiscal 2015
	As Reported	As Reported	Adjusted
	(GAAP)	(GAAP)	(non-GAAP)
Net sales	36,455	$54,820	$54,820
Operating income	12,631	8,735	8,798
Operating margin	34.6%	15.9%	16.0%

For the fiscal 2016 year, the Other Chemicals segment reported:

•	Sales of $36.5 million versus $54.8 million in the same period a year ago. The decrease in sales was due primarily to the divestiture of the creosote product line in

[10]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.
[11]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

January 2015, partially offset by the contribution from the industrial lubricants business.

•

Operating income of $12.6 million, or 34.6% of sales, compared to $8.7 million, or 15.9% of sales, last year. The increase in operating income and margin was due to the contribution from the industrial lubricants business, the absence of creosote sales and improved costs.

•	Adjusted EBITDA[12] of $13.7 million, up from $9.3 million last year.

Fiscal 2017 Outlook

•	Sales: Fiscal 2017 consolidated net sales are forecast to be approximately $300-305 million. This forecast includes a projected negative foreign currency impact of approximately $4.5 million.
•

Adjusted EBITDA: We forecast adjusted EBITDA of $47-49 million. Our fiscal 2017 adjusted EBITDA forecast includes approximately $5 million in stock-based compensation expense and a negative foreign currency impact of approximately $700,000.

•	Depreciation and Amortization: Depreciation and amortization expense is forecast to be approximately $15 million.
•	Capital Expenditures: Capital expenditures are forecast to be approximately $20 million, including a portion of our planned capital investment in Singapore.

With respect to the Company’s full year guidance of Adjusted EBITDA, the Company is not able to provide a reconciliation of these fiscal 2017 non-GAAP financial measures to the most comparable GAAP measure without unreasonable efforts; certain items that are included have not yet occurred and cannot be reasonably predicted, and, accordingly, the probable significance of such items cannot be determined at this time. The most comparable GAAP measure and reconciling information that is unavailable, or not reasonably predictable, would include restructuring and realignment charges and acquisition and integration-related expenses.

Conference call

Date: Thursday, October 13, 2016

Time: 5:00 p.m. ET

Dial in: 877.789.6981 or 541.797.2420

Participant passcode: 82043840

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

[12]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

If you are unable to listen live, the conference call will be archived on the KMG website. A telephone replay of the call will also be available for one week, starting at 8:00 p.m. ET on October 13, 2016. To access the call, dial 855.859.2056 (domestic) or 404.537.3406 (international) using participant passcode 82043840.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to select markets. The Company grows by acquiring and optimizing stable chemical product lines and businesses with established production processes. For more information, visit the Company's website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2016	2015	2016	2015
Net sales	$75,301	$75,993	$297,978	$320,498
Cost of sales	46,444	49,477	182,470	211,021
Gross profit	28,857	26,516	115,508	109,477

Distribution expenses	8,861	10,802	36,986	48,523
Selling, general and administrative expenses	12,680	9,297	49,192	37,461
Restructuring charges	231	379	1,629	1,279
Realignment charges	—	196	130	5,625
Operating income	7,085	5,842	27,571	16,589
Other income (expense)
Interest expense, net	(194)	(309)	(799)	(1,407)
Gain on purchase of NFC	(243)	—	1,826	—
Gain on sale of creosote distribution business, net	—	—	—	5,448
Other non-operating expense	—	—	—	(1,250)
Other, net	(125)	2	(368)	(496)
Total other income (expense), net	(562)	(307)	659	2,295

Income before income taxes	6,523	5,535	28,230	18,884
Provision for income taxes	(2,780)	(2,207)	(9,555)	(6,746)
Net income	$3,743	$3,328	$18,675	$12,138
Earnings per share:
Net income per common share basic	$0.32	$0.28	$1.59	$1.04
Net income per common share diluted	$0.31	$0.28	$1.57	$1.03

Weighted average shares outstanding:
Basic	11,735	11,685	11,719	11,673
Diluted	11,937	11,845	11,926	11,779

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	July 31,	July 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$12,428	$7,517
Accounts receivable
Trade, net of allowances of $210 at July 31, 2016 and $144 at July 31, 2015	33,324	36,887
Other	5,572	3,668
Inventories, net	37,401	42,082
Current deferred tax assets	—	2,953
Prepaid expenses and other	6,623	3,738
Total current assets	95,348	96,845

Property, plant and equipment, net	79,739	80,589
Goodwill	22,228	22,408
Intangible assets, net	33,906	36,560
Restricted cash	1,000	1,000
Other assets, net	4,807	4,957
Total assets	$237,028	$242,359

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$26,418	$35,980
Accrued liabilities	11,252	9,602
Employee incentive accrual	5,999	4,852
Total current liabilities	43,669	50,434

Long-term debt	35,800	53,000
Deferred tax liabilities	9,948	13,075
Other long-term liabilities	4,422	2,429
Total liabilities	93,839	118,938

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	—	―
Common stock, $.01 par value, 40,000,000 shares authorized, 11,877,282 shares issued and outstanding at July 31, 2016 and 11,690,439 shares issued and outstanding at July 31, 2015	119	117
Additional paid-in capital	36,553	31,676
Accumulated other comprehensive loss	(12,047)	(9,667)
Retained earnings	118,564	101,295
Total stockholders’ equity	143,189	123,421
Total liabilities and stockholders’ equity	$237,028	$242,359

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended
	July 31,
	2016	2015
Cash flows from operating activities
Net income	$18,675	$12,138
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	14,534	13,531
Depreciation related to restructuring and realignment	295	5,640
Amortization of loan costs included in interest expense	167	153
Stock-based compensation expense	4,836	2,766
Allowance for excess and obsolete inventory	173	941
Gain on sale of creosote business	—	(5,448)
Gain on NFC acquisition	(1,826)	—
Other	81	—
Deferred income tax expense/(benefit)	258	(3,532)
Tax benefit from stock-based awards	(43)	23
Changes in operating assets and liabilities, net of effects of acquisition
Accounts receivable — trade	5,154	1,265
Accounts receivable — other	(1,889)	(1,884)
Inventories	4,348	(740)
Other current and noncurrent assets	1,221	(633)
Accounts payable	(9,226)	1,234
Accrued liabilities and other	4,276	(7,886)
Net cash provided by operating activities	41,034	17,568

Cash flows from investing activities
Additions to property, plant and equipment	(14,358)	(13,821)
NFC acquisition, net of cash acquired	(2,679)	—
Disposals of property, plant and equipment	—	2,572
Acquisition of industrial lubricants business	—	(21,938)
Proceeds from sale of creosote business	—	14,899
Net cash used in investing activities	(17,037)	(18,288)

Cash flows from financing activities
Net borrowings/(payments) under revolving loan facility	—	(40,000)
Deferred financing costs	—	(666)
Proceeds from borrowings under credit facility	2,800	59,100
Net payments under credit facility	(20,000)	(6,100)
Principal payments on borrowings on term loan	—	(20,000)
Tax benefit from stock-based awards	43	(23)
Payment of dividends	(1,406)	(1,402)
Net cash used in financing activities	(18,563)	(9,091)

Effect of exchange rate changes on cash	(523)	(1,924)

Net increase (decrease) in cash and cash equivalents	4,911	(11,735)
Cash and cash equivalents at beginning of period	7,517	19,252
Cash and cash equivalents at end of period	$12,428	$7,517

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Reconciliation of GAAP financial measures to non-GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. We define adjusted EBITDA as earnings from operations before interest, taxes, depreciation, amortization, acquisition and integration expenses, restructuring and realignment charges and other relevant items.

KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF CONSOLIDATED GAAP NET INCOME TO CONSOLIDATED ADJUSTED EBITDA

(in thousands)

	Fourth Quarter Fiscal 2016	Twelve Months Ended July 31, 2016
Consolidated GAAP net income	$3,743	$18,675
Add back (deduct):
Income taxes	2,780	9,555
Gain on purchase of NFC	243	(1,826)
Interest expense	194	799
Depreciation & amortization*	3,927	14,829
Acquisition & integration expenses	102	335
Restructuring & realignment charges	231	1,464
Corporate relocation expense	431	1,553
Consolidated adjusted EBITDA	$11,651	$45,384

*Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

	Fourth Quarter Fiscal 2015	Twelve Months Ended July 31, 2015
Consolidated GAAP net income	$3,328	$12,138
Add back (deduct):
Income taxes	2,207	6,746
Other non-operating expense	—	1,250
Loss (gain) on sale of creosote distribution business	—	(5,448)
Interest expense	309	1,407
Depreciation & amortization*	3,580	19,171
Acquisition & integration expenses	89	530
Restructuring & realignment charges	575	1,264
Consolidated adjusted EBITDA	$10,088	$37,058

*Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 1A

RECONCILIATION OF OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(in thousands)

Note that we do not allocate certain financial statement line items below operating income to our segments; as such, the reconciliations below only reflect the reconciliation of our operating income by segment to our non-GAAP measures.

Fourth Quarter Fiscal 2016	Electronic	Other
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$8,214	$3,210	$(4,339)	$7,085
Other income (expense)	(45)	(45)	(35)	(125)
Depreciation and amortization	3,170	282	475	3,927
Acquisition & integration expenses	—	—	102	102
Restructuring charges*	—	—	231	231
Corporate relocation expense	—	—	431	431
Adjusted EBITDA	11,339	3,447	(3,135)	11,651
Corporate allocation	2,558	799	(3,357)	—
Adjusted EBITDA excl. corporate allocation	$13,897	$4,246	$(6,492)	$11,651

* Excludes depreciation

Twelve Months Ended July 31, 2016	Electronic	Other
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$32,141	$12,631	$(17,201)	$27,571
Other income (expense)	(118)	(120)	(130)	(368)
Depreciation and amortization	11,830	1,150	1,849	14,829
Acquisition & integration expenses	—	—	335	335
Restructuring & realignment charges*	—	—	1,464	1,464
Corporate relocation expense	—	—	1,553	1,553
Adjusted EBITDA	43,853	13,661	(12,130)	45,384
Corporate allocation	10,337	3,371	(13,708)	—
Adjusted EBITDA excl. corporate allocation	$54,190	$17,032	$(25,838)	$45,384

* Excludes depreciation

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

(Table 1A continued)

Fourth Quarter Fiscal 2015	Electronic	Other
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$5,452	$2,279	$(1,889)	$5,842
Other income (expense)	—	—	2	2
Depreciation and amortization	2,946	340	294	3,580
Acquisition & integration expenses	—	63	26	89
Restructuring & realignment charges*	—	—	575	575
Adjusted EBITDA	8,398	2,682	(992)	10,088
Corporate allocation	3,588	1,367	(4,955)	—
Adjusted EBITDA excl. corporate allocation	$11,986	$4,049	$(5,947)	$10,088

* Excludes depreciation

Twelve Months Ended July 31, 2015	Electronic	Other
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$21,787	$8,735	$(13,933)	$16,589
Other income (expense)	(76)	(90)	(330)	(496)
Depreciation and amortization	12,257	626	6,288	19,171
Acquisition & integration expenses	—	63	467	530
Restructuring & realignment charges*	—	—	1,264	1,264
Adjusted EBITDA	33,968	9,334	(6,244)	37,058
Corporate allocation	10,780	4,071	(14,851)	—
Adjusted EBITDA excl. corporate allocation	$44,748	$13,405	$(21,095)	$37,058

* Excludes depreciation

Table 2

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND
ADJUSTED DILUTED EARNINGS PER SHARE

(in thousands)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2016	2015	2016	2015
Net income	$3,743	$3,328	$18,675	$12,138
Items impacting pre-tax income
Restructuring & realignment charges	231	575	1,759	6,904
Acquisition & integration expenses	102	89	335	530
Corporate relocation expense	431	—	1,553	—
Gain on purchase of NFC	243	—	(1,826)	—
Gain on sale of creosote business	—	—	—	(5,448)
Environmental site cleanup reserve	—	—	—	1,250
Income taxes*	(267)	(233)	(1,277)	(1,133)
Adjusted net income	$4,483	$3,759	$19,219	$14,241
Adjusted diluted earnings per share	$0.38	$0.32	$1.61	$1.21
Weighted average diluted shares outstanding	11,937	11,845	11,926	11,779

*Represents the aggregate tax-effect of the items impacting pre-tax income utilizing a tax rate of 35%, except for the gain on the purchase of NFC, which is not a recognized gain for tax purposes.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 2A

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

Fourth Quarter Fiscal 2016	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$7,085	9.4%	$3,743	$0.31
Acquisition & integration expenses	102	0.1%	66	0.01
Restructuring charges	231	0.3%	150	0.01
Gain on purchase of NFC	—	0.0%	243	0.02
Corporate relocation expense	431	0.6%	281	0.03
Non-GAAP measure	$7,849	10.4%	$4,483	$0.38

Twelve Months Ended July 31, 2016	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$27,571	9.3%	$18,675	$1.57
Acquisition & integration expenses	335	0.1%	218	0.02
Restructuring & realignment charges	1,759	0.6%	1,143	0.09
Gain on purchase of NFC	—	0.0%	(1,826)	(0.15)
Corporate relocation expense	1,553	0.5%	1,009	0.08
Non-GAAP measure	$31,218	10.5%	$19,219	$1.61

Fourth Quarter Fiscal 2015	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$5,842	7.7%	$3,328	$0.28
Restructuring & realignment charges	575	0.8%	374	0.03
Acquisition & integration expenses	89	0.1%	57	0.01
Non-GAAP measure	$6,506	8.6%	$3,759	$0.32

	Electronic Chemicals		Other Chemicals
	Operating		Operating
	Income	Margin	Income	Margin
GAAP measure	$5,452	8.2%	$2,279	23.5%
Acquisition & integration expenses	—	—	63	0.7%
Non-GAAP measure	$5,452	8.2%	$2,342	24.2%

Twelve Months Ended July 31, 2015	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$16,589	5.2%	$12,138	$1.03
Restructuring & realignment charges	6,904	2.1%	4,488	0.38
Acquisition & integration expenses	530	0.2%	344	0.03
Gain on sale of creosote business	—	0.0%	(3,541)	(0.30)
Environmental site cleanup reserve	—	0.0%	812	0.07
Non-GAAP measure	$24,023	7.5%	$14,241	$1.21

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

(Table 2A continued)

	Electronic Chemicals		Other Chemicals
	Operating		Operating
	Income	Margin	Income	Margin
GAAP measure	$21,787	8.2%	$8,735	15.9%
Acquisition & integration expenses	—	—	63	0.1%
Non-GAAP measure	$21,787	8.2%	$8,798	16.0%

KMG Investor Relations

Eric Glover, 817.761.6006

eglover@kmgchemicals.com

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG